Exhibit 4.01

WEST CORPORATION

COMMON

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SEE REVERSE SIDE

FOR CERTAIN DEFINITIONS

CUSIP 952355 20 4

THIS CERTIFIES THAT

is the owner of

FULLY PAID AND NON-ASSESSABLE COMMON SHARES, $0.001 PAR VALUE, OF

WEST CORPORATION

transferable on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the said Corporation has caused this certificate to be signed by facsimile signatures of its duly authorized officers.

Dated:

CHIEF EXECUTIVE OFFICER TREASURER

COUNTERSIGNED AND REGISTERED:

WELLS FARGO BANK, N.A.

TRANSFER AGENT

AND REGISTRAR

BY

AUTHORIZED SIGNATURE

C

AMERICAN FINANCIAL PRINTING INCORPORATED – MINNEAPOLIS

THIS CERTIFICATE IS TRANSFERABLE

IN SOUTH SAINT PAUL, MN.